Exhibit 10.2

SENIOR SECURED TERM NOTE

$5,000,000.00	__, 2018 (the “Issuance Date”)

FOR VALUE RECEIVED, BioHiTech Global, Inc., a Delaware corporation (“BHT Global”), BHT Financial, LLC, a Delaware limited liability company, BioHiTech America, LLC, a Delaware limited liability company, BioHiTech Europe, PLC, a United Kingdom private limited company, E.N.A. Renewables, LLC, a Delaware limited liability company, and New Windsor Resource Recovery, LLC, a Delaware limited liability company (collectively, jointly and severally referred to and obligated hereunder as, the “Borrowers” and each, a “Borrower”), promises to pay to the order of Michaelson Capital Special Finance Fund II, L.P., a Delaware limited partnership (“Holder”), or its registered assigns, in lawful money of the United States of America the principal sum of Five Million Dollars ($5,000,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Senior Secured Term Note (this “Note”) on the unpaid principal balance at a rate equal to ten and one quarter percent (10.25%) per annum (the “Contract Rate”), computed on the basis of thirty (30) days per month and a year of 360 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) __, 2023 (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Holder or made automatically due and payable, in each case, in accordance with the terms of the Agreement and the other NPA Documents.

This Note is being executed and delivered pursuant to that certain Note Purchase and Security Agreement, dated as of the date hereof, by the Borrowers and Holder (the “Agreement”). This Note is subject to, and qualified by, the terms and conditions of the Agreement, a copy of which may be examined during normal business hours at the Borrowers’ offices. Holder is entitled to the benefits of the Agreement and all schedules and exhibits thereto, and reference is made thereto for a description of all rights and remedies thereunder. Neither reference to the Agreement, nor any provision thereof or security for the other obligations evidenced hereby, shall affect or impair the absolute and unconditional obligation of the Borrowers to pay the principal amount hereof, together with all interest accrued thereon and expenses owed hereunder, when due. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

The following is a statement of the rights of Holder and the conditions to which this Note is subject:

1.            Payments.

(a)          Payments of Interest. Commencing on February 1, 2018 (for the initial payment for the period of the Issuance Date through February 28, 2018) and continuing until the entire Obligations shall have been paid in full, interest shall be due and payable monthly in immediately available funds, in advance, on the first day of each calendar month. Any interest that is not paid when due shall itself earn interest at the rate provided herein until the same has been paid in full.

(b)          Payment of Principal. The principal amount of this Note shall be paid in the amounts and on the dates specified in the Agreement.

(c)          Default Rate of Interest. Interest shall accrue on the unpaid principal amount hereunder at an annual interest rate equal to the sum of the Contract Rate plus seven percent (7%) per annum (the “Default Rate”) (i) upon the occurrence and during the continuance of an Event of Default or (ii) after entry of a judgment or judgments against any Borrower. The Default Rate shall be applicable from the date the applicable Event of Default occurs until it is cured or waived in writing by Holder, as determined by Holder, or, if not first cured or waived in writing by Holder, until all amounts owing have been unconditionally and irrevocably paid in full. Any such judgment(s) shall bear interest at the Default Rate until satisfied in full.

(d)          Other Payment Provisions. Each payment hereunder shall be made not later than 2:00 p.m. (New York City Time) on the date when due, without offset, in lawful money of the United States of America. The Borrowers hereby authorize Holder to charge BHT Global’s deposit account located at Comerica Bank (Bank Routing Number: [___________]; Account # [____________]) for any payments due from the Borrowers under this Note or any of the other NPA Documents. The foregoing authorization, however, does not obligate Holder to charge and does not limit the Borrowers’ obligation to make any payment when due to the extent that such account has insufficient funds to cover the payment then due or Holder is otherwise not able to effect a charge on such account (in which such event Holder shall promptly so advise the Borrowers). The Borrowers shall execute and deliver any such other document or authorization reasonably requested by Holder with respect to the establishment of this automatic debit arrangement. All payments will be applied first to costs and fees owing hereunder, second to the payment of accrued interest and the rest to the payment of principal. If the date for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this Note the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

(e)          Late Charge. If any payment payable under the terms of this Note is not received by Holder on or before three (3) Business Days beyond the due date thereof, the Borrowers shall be obligated to pay to Holder, in addition to the required installment amount and any additional interest accruing thereon, a “late payment charge” equal to the product of five percent (5%) times the amount of the overdue payment, to partially defray Holder’s costs associated with such late payment.

2.            Prepayments. This Note is subject to Section 1.5 (“Mandatory Prepayments”) and Section 1.6 (“Optional Prepayments”) of the Agreement relating to the prepayment of all, but not less than all, of the outstanding principal amount by the Borrowers. In the event of a prepayment of principal, the Borrowers shall pay the Prepayment Premium, if applicable, as provided in Section 1.7 of the Agreement at the time of such prepayment.

3.            Collateral. This Note is secured by the Collateral under the terms of the Agreement and the other NPA Documents.

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4.            Default and Remedies. The occurrence of a Default or an Event of Default under the Agreement shall constitute a default hereunder and shall entitle Holder to exercise the rights and remedies specified in the Agreement and the other NPA Documents, as well as those available at law or in equity. These rights and remedies include, but are not limited to, the right of Holder to accelerate the maturity of the Note and all other Obligations and to sell or otherwise dispose of any or all of the Collateral by public or private sale, in each case, subject to and in accordance with the Agreement and the NPA Documents.

5.            Miscellaneous.

(a)          Assignment. No assignment or transfer of this Note or the Borrowers’ obligations hereunder is permitted without the prior written consent of Holder, and any purported assignment or transfer without the prior written consent of Holder shall be invalid ab initio.

(b)          Business Purpose of Loan. The Borrowers represent and warrant that this Note evidences a loan made to the Borrowers for the purpose of carrying on a business or commercial enterprise.

(c)          Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Borrowers and Holder.

(d)          Notice, Etc. All notices and other communications provided for hereunder shall be in writing and shall be provided pursuant to Section 10.6 of the Agreement.

(e)          Binding Effect on Successors. This Note shall be binding upon any corporation or other entity succeeding the Borrowers by merger, consolidation or acquisition of all or substantially all of the Borrowers’ assets.

(f)          Usury. This Note is subject to the express condition that at no time shall the Borrowers be obligated or required to pay interest hereunder at a rate which could subject Holder to either civil or criminal liability as a result of being in excess of the maximum rate which Borrowers are permitted by law to contract or agree to pay. If, by the terms of this Note, the Borrowers are at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest hereunder shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

(g)          Waivers. The Borrowers hereby waive (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the NPA Documents or this Note; (b) all rights to notice and a hearing prior to Holder’s taking possession or control of, or to Holder’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Holder to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

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(h)          Governing Law; Jurisdiction; Severability; Jury Trial. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Borrowers hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action of proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude Holder from bringing suit or taking other legal action against the Borrowers in any other jurisdiction to collect on the Borrowers’ obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of Holder. THE BORROWERS HEREBY IRREVOCABALY WAIVE ANY RIGHT THEY MAY HAVE, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i)          Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

(j)          Expenses. The Borrowers agree to pay Holder, on demand, for all costs and expenses, including, but not limited to, reasonable attorneys’ fees, incurred in the collection, enforcement, modification, restatement, replacement or amendment of this Note.

(k)          Registration and Transfer of this Note. The Borrowers shall keep at their principal executive office a register in which the Borrowers shall provide for the registration and transfer of this Note. Any transfer of this Note is subject to compliance with applicable securities laws and regulations. Notwithstanding the generality of the foregoing, no transfer may be effected except in compliance with the terms and restrictions on transfer of this Note set forth in the Agreement. Holder of this Note, at Holder’s option, may in person or by duly authorized attorney surrender this Note for exchange at the principal office of the Borrowers, to receive in exchange therefor a new Note, as may be requested by Holder, of the same series and in the same unpaid principal amount as the aggregate unpaid principal amount of the Note so surrendered; provided, however, that any transfer tax relating to such transaction shall be paid by Holder requesting the exchange. Each such new Note shall be dated as of the date to which interest has been paid and shall be in such principal amount and registered in such name or names as Holder may designate in writing.

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(l)          Lost Documents. Upon receipt by the Borrowers of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Notes exchanged for it, and of indemnity satisfactory to it, and upon reimbursement to the Borrowers of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Borrowers will make and deliver in lieu of such Note a new Note of the same series and of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of the Note in lieu of which such new Note is made and delivered.

(m)          Instrument Under Seal. This Note is being executed as an instrument under seal.

(n)          No Strict Construction. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(o)          Joint and Several Liability. All agreements, conditions, obligations and liabilities of the Borrowers under this Note shall be the joint and several obligations of BioHiTech Global, Inc., BHT Financial, LLC, BioHiTech America, LLC, BioHiTech Europe, PLC, E.N.A. Renewables, LLC, and New Windsor Resource Recovery, LLC.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Borrowers have caused this Senior Secured Term Note to be executed and issued under their seal as of the date first written above.

BIOHITECH GLOBAL, INC.
BHT FINANCIAL, LLC
BIOHITECH AMERICA, LLC
BIOHITECH EUROPE, LTD
E.N.A. RENEWABLES, LLC
NEW WINDSOR RESOURCE RECOVERY, LLC

By:
Name: Frank E. Celli
Title: Chief Executive Officer